Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Opteum Inc. (formally known as Bimini Mortgage Management, Inc.) of our report dated March 12, 2007, with respect to the consolidated financial statements of Opteum Inc., included in the 2006 Annual Report to Stockholders of Opteum Inc.

Our audits also included the financial statement schedule of Opteum Inc. listed in Item 15b. This schedule is the responsibility of Opteum Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 12, 2007, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130818) of Opteum Inc.,

(2)	Registration Statement (Form S-3 No. 333-114542) of Opteum Inc.,

(3)	Registration Statement (Form S-3 No. 333-128395) of Opteum Inc., and

(4)	Registration Statement (Form S-8 No. 333-119832) of Opteum Inc. pertaining to the 2003 Long Term Incentive Compensation Plan of Opteum Inc.;

of our report dated March 12, 2007, with respect to the consolidated financial statements of Opteum Inc. incorporated herein by reference, our report dated March 12, 2007, with respect to Opteum Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Opteum Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Opteum Inc. included in this Annual Report (Form 10-K) of Opteum Inc.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 12, 2007